EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement dated as of December 15, 1999, is by and among Biomet, Inc., an Indiana corporation (the "Company") and the investors named on the signature pages hereof (collectively, the "Investors").

Preliminary Statements

A. The Company and Implant Innovations International Corporation have entered into an Agreement and Plan of Merger dated as of August 28, 1999 (the
     "Merger Agreement"), pursuant to which the Investors are being issued Common Shares of the Company.

B. This Agreement is being entered into pursuant to Section 9.10 of the Merger Agreement.


Terms and Conditions

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission"   shall  mean  the  United  States   Securities  and  Exchange
Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

     "Registrable Securities" shall mean (i) the Biomet Common Shares received by the Investors pursuant to the Merger Agreement (including the Biomet Common Shares deliverable to the Escrow Agent) and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that shares shall cease to be Registrable Securities when a registration statement covering the shares has been declared effective by the Commission and the shares have been disposed of pursuant to the effective registration statement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Other terms capitalized but not defined herein shall have the meanings assigned to them in the Merger Agreement.

     2.           Required Registration.

     (a) As soon as practicable following the Closing, the Company shall prepare and file with the Commission a shelf registration statement on Form S-3 (or any successor or other appropriate form) under the Securities Act with respect to the Registrable Securities (the "Registration Statement") and effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as may reasonably be required in connection with the sale of the Registrable Securities as described herein.

     (b) The Company shall use its best efforts to cause the Registration Statement to become effective, and shall maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the first to occur of (i) the first anniversary of the Closing (plus, if applicable, the amount of time that has elapsed during any Suspension Periods, as defined below), or (ii) the date on which all of the Registrable Securities have been disposed of by the Investors.

     (c) If at any time after the Registration Statement is declared effective, the Company determines that the sale of the Registrable Securities pursuant to the Registration Statement would require disclosure of information that, in the judgment of the Company, cannot be disclosed at that time without other material adverse consequences to the Company, the Investors shall, upon receipt of written notice of that determination, suspend sales of the Registrable Securities for a period (the "Suspension Period") beginning on the date of receipt of that notice and expiring on the date upon which the information is disclosed to the public or ceases to be material, and in any case as evidenced by a written notice from the Company to the Investors to that effect.

     (d) Upon written notice from the Company of the happening of any event that makes any statement made in the Registration Statement, related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, prospectus or document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, each holder of Registrable Securities registered under the Registration Statement shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until (i) receipt of the copies of the supplemented or amended prospectus or (ii) it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event that the Company shall give any notice under this subparagraph (d), the Company shall use its reasonable efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable.

     (e) In no event shall any holder of Registrable Securities sell any securities registered under the Registration Statement without giving the Company at least three (3) business days' prior written notice.

     3. Expenses. The Company shall pay only the following expenses associated with the filing of the Registration Statement: all registration and filing fees, fees and disbursements of counsel for the Company, the expense of any audits incident to or required by any the registration and expenses of complying with the securities or blue sky laws of any jurisdictions. All other expenses associated with the offering of the Registrable Securities, including any underwriting discounts or commissions, shall be paid by the holders of the Registrable Securities.

     4. Registration Procedures.

     (a) Before filing the Registration Satement or any amendments or supplements thereto, the Company shall furnish to the holders of Registrable Securities copies of all such documents proposed to be filed, which documents shall be subject to the review of such holders and the Company shall not file any such registration statement or amendment thereto or any prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement shall reasonably object on a timely basis.

     (b) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the Registration Statement whenever the holder or holders of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement.

     (c) The Company shall furnish to each selling holder of Registrable Securities, without charge, one hard copy and one copy on diskette of the Registration Statement and each amendment thereto.

     (d) The Company shall notify the selling holders of Registrable Securities promptly, and (if requested by any such person) confirm such notice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for the purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

     (e) The Company shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

     (f) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

     5.           Indemnification.

     (a) The Company shall indemnify and hold harmless the selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the public offering of securities under this Agreement and each other Person, if any, who controls (within the meaning of the Securities Act) such selling holder, underwriter or participating Person (individually and collectively, the "Indemnified Person") against any losses, claims, damages or liabilities (collectively, the "liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any document incorporated or deemed incorporated therein by reference, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading regardless of any investigation made by or on behalf of such Indemnified Person. Except as otherwise provided in Section 5(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, incorporated document or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

     (b) Each selling holder of any securities included in a registration being effected pursuant hereto shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the "Indemnified Person"), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, any document incorporated or deemed incorporated therein by reference, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, incorporated document, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such selling holder's obligations hereunder shall be limited to any amount equal to the net proceeds to such selling holder of the securities sold in any such registration; and provided further, however, that no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

     (c) Indemnification similar to that specified in Sections 5(a) and (b) shall be given by the Company and each selling holder of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     (d) In the event the Company, any selling holder of Registrable Securities or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 5(a), (b) or
(c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent.

     6. Compliance with Rule 144. The Company will use its reasonable efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities and shall use its reasonable efforts to take all action as may be required as a condition to the availability to such holders of Rule 144 under the Securities Act (or any comparable successor rules).

     7. Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Shareholder Representative.

     8. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy at law if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof, enjoining the Company from continuing to commit any such breach of this Agreement or acquiring any other appropriate equitable relief.

     9. Miscellaneous.

     (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

With a copy to:                           Berkley W. Duck
                                          Ice Miller Donadio & Ryan
                                          One American Square
                                          Box 82001
                                          Indianapolis, Indiana  46282
                                          Fax: (317) 236-2219

If to the Investors:                      Keith D. Beaty, President
                                          Implant Innovations, Inc.
                                          4555 Riverside Drive
                                          Palm Beach Gardens, Florida 33410
                                          Fax: (561) 776-6833

and                                       Gerard Moufflet
                                          Advent International Corporation
                                          75 State Street
                                          Boston, Massachusetts 02109
                                          Fax: (617) 951-0566

With copies to:                           Thomas G. O'Brien III
                                          Steel Hector & Davis LLP
                                          1900 Phillips Point West
                                          777 South Flagler Drive
                                          West Palm Beach, Florida 33401-6198
                                          Fax: (561) 655-1509

If to any holder of Registrable Securities:

At such Person's address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) three business days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

     (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                               BIOMET, INC.


                               By: /s/ Daniel P. Hann
                                  -------------------------------------------
                                    Daniel P. Hann,
                                    Senior Vice President


                               "INVESTORS"



                                  /s/ Keith D. Beaty
                                  -------------------------------------------
                                  Keith D. Beaty

                                  /s/ Linda L. Beaty
                                  -------------------------------------------
                                  Linda L. Beaty

                                  /s/ Richard J. Lazzara
                                  -------------------------------------------
                                  Richard J. Lazzara

                               GLOBAL PRIVATE EQUITY II L.P.
                               By: Advent International Limited Partnership, its General Partner
                                    By: Advent International Corporation,
                                           its General Partner


                                    By: /s/ Gerard Moufflet
                                       --------------------------------------


                               ADVENT INTERNATIONAL INVESTORS II L.P.
                               By: Advent International Corporation,
                                           its General Partner

                               By: /s/ Gerard Moufflet
                                  -------------------------------------------

                                  /s/ Edward G. Sabin
                                  -------------------------------------------
                                  Edward G. Sabin

                                  /s/ Bareld J. Doedens
                                  -------------------------------------------
                                  Bareld J. Doedens


                                  /s/ Steven F. Schiess
                                  -------------------------------------------
                                  Steven F. Schiess


                                  /s/ Glenn L. Criser
                                  -------------------------------------------
                                  Glenn L. Criser


                                  /s/ James W. Scott
                                  -------------------------------------------
                                  James W. Scott